ATTENTION! THIS IS THE SECOND REVISION OF THE PRICING SUPPLEMENT #11 WHICH WAS ORIGINALLY FILED 03/25/99. THIS REVISION IS TO CORRECT THE STATED MATURITY. THE STATED MATURITY SHOULD BE 4/20/2000. THE CUSIP IS UNCHANGED. PLEASE DISREGARD THE PREVIOUS PRICING SUPPLEMENTS.

Pricing Supplement No. 11                      Rule 424(b)(2)

Dated:  March 24, 1999                    Registration No. 333-01737

(To Prospectus dated April 24, 1996, and Prospectus Supplement dated
July 2, 1996)

                                 WELLS FARGO & COMPANY
                      (formerly known as Norwest Corporation)

                              Medium-Term Notes, Series J

                                  Floating Rate Notes



Principal Amount:            $500,000,000

Proceeds to Company:         $500,000,000

Original Issue Date:         03/29/99

Stated Maturity:             04/20/2000

Form:                        Book Entry

Floating Rate Basis:         LIBOR Telerate page 3750

Initital Interest Rate:      4.88%

Interest Payment Dates:      06/29/99, 09/29/99, 12/29/99,
                             03/29/2000, and 04/20/2000

Regular Record Dates:        Fifteen calendar days preceding each Interest
                             Payment Date

Interest Determination
Dates: Second London banking day preceding each Interest Reset Date

Interest Reset Dates:        06/29/99, 09/29/99, 12/29/99, and 3/29/2000

Index Maturity:              3-month

Spread:                      -12 bp

Agent:                       Salomon Smith Barney

Currency:                    U.S. Dollars

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Other Terms:  CUSIP #94974BAE0
              Interest reset date for 03/29/2000 is based on 1-month LIBOR index
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